Exhibit 11.0 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

    For the Six Months and Three Months Ended September 30, 2000 (UNAUDITED)

Statement regarding computation of earnings per share for the six months ended September 30, 2000.

                                    Income               Weighted Average Shares      Per-Share Amount
                                    -------------------------------------------------------------------
  Basic Earnings per Share
     Income available to
     Common stockholders           $17,961                       87,685                        $0.20

  Effect of Dilutive Securities
     Unearned incentive plan shares                               3,135
                                    -------------------------------------------------------------------
  Diluted Earnings Per Share
      Income available to
      common stockholders
      and assumed conversions      $17,961                       90,820                        $0.20
                                    ===================================================================


Statement regarding computation of earnings per share for the three months ended September 30, 2000.

                                    Income               Weighted Average Shares      Per-Share Amount
                                    -------------------------------------------------------------------
Basic Earnings per Share
     Income available to
     Common stockholders           $   713                       87,775                        $0.01

  Effect of Dilutive Securities
     Unearned incentive plan shares                               3,036
                                    -------------------------------------------------------------------
 Diluted Earnings Per Share
      Income available to
      common stockholders
      and assumed conversions      $   713                       90,811                        $0.01
                                    ===================================================================


          For the Six Months and Three Months Ended September 30, 1999

Statement regarding computation of earnings per share for the six months ended September 30, 1999

                                    Income               Weighted Average Shares      Per-Share Amount
                                    -------------------------------------------------------------------
  Basic Earnings per Share
     Income available to
     common stockholders
     and assumed conversions       $17,961                       91,872                        $0.20
                                    ===================================================================

Statement regarding computation of earnings per share for the three months ended
September 30, 1999.

                                    Income               Weighted Average Shares      Per-Share Amount
                                    -------------------------------------------------------------------

Basic Earnings per Share
     Income available to
     common stockholders
     and assumed conversions       $20,354                       91,997                        $0.22
                                    ===================================================================



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